UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007 (December 6, 2007)

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-049790	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Section 8.01 below is incorporated herein.

Item 8.01	Other Events

On December 6, 2007, the Board of Directors of Verint Systems Inc. (the “Company”) granted time-based restricted awards representing an aggregate of approximately 500,000 shares of the Company’s common stock to approximately 150 employees in the United States and elsewhere throughout the world. The grants were made under the Witness Systems, Inc. Amended & Restated Stock Incentive Plan, as amended, (which the Company assumed in connection with acquisition of Witness Systems, Inc. (“Witness”) on May 25, 2007) to certain current Company employees who were employees of Witness at the time of the acquisition. The grants were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), to (i) grantees who were accredited investors in reliance on Regulation D promulgated under the 1933 Act and (ii) all other grantees in reliance on the application of the no-sale theory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: December 11, 2007

	By:	/s/ Peter D. Fante
	Name:	Peter D. Fante
	Title:	Chief Legal Officer